CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statement on Form SB-2 of Bergamo Acquisition Corp. filed on or about June 28, 2000 of our report dated February 14, 2000 on our audit of the financial statements of Bergamo Acquisition Corp. as of December 31, 1999 and for the periods then ended.

                                            /s/ Baron Accountancy Corporation

Newport Beach, California
June 28, 2000